EXHIBIT 10.7

REGISTRATION RIGHTS AGREEMENT

DATED AS OF

FEBRUARY 14, 2020

BY AND BETWEEN

FRANCHISE GROUP, INC.

AND

KAYNE FRG HOLDINGS, L.P.

TABLE OF CONTENTS

Article I DEFINITIONS	2
1.1 Certain Definitions	2
1.2 Other Terms	4
Article II REGISTRATION RIGHTS	4
2.1 Shelf Registration Statement	4
2.2 Blackout Periods	5
2.3 Piggyback Registration	6
2.4 Registration Procedures	7
2.5 Obligations of the Parties	11
2.6 Expenses	12
2.7 Indemnification; Contribution	12
2.8 Indemnification Procedures	14
2.9 Rule 144	15
2.10 Transfer of Registration Rights	15
Article III MISCELLANEOUS	16
3.1 Notices	16
3.2 Waiver	16
3.3 Counterparts	17
3.4 Applicable Law	17
3.5 WAIVER OF JURY TRIAL	17
3.6 Severability	17
3.7 Further Action	17
3.8 Delivery by Electronic Transmission	17
3.9 Entire Agreement	18
3.10 Remedies	18
3.11 Descriptive Headings; Interpretation	18
3.12 Amendments	19

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated February [●], 2020, is made and entered into by and between Franchise Group, Inc., a Delaware corporation (the “Company”), and Kayne FRG Holdings, L.P., a Delaware limited partnership (the “Investor”). Except as expressly provided herein, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Subscription Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of December 28, 2019, by and among American Freight Group Inc., a Delaware corporation (“Target”), Franchise Group Newco Intermediate AF, LLC, a Delaware limited liability company and indirect subsidiary of the Company (“Parent”), Franchise Group Merger Sub AF, Inc., a Delaware corporation and direct wholly owned subsidiary of Parent (“Merger Sub”), and The Jordan Company, L.P., a Delaware limited partnership, solely in its capacity as Representative (as defined therein) (as such agreement may be amended, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, subject to the terms and conditions set forth in the Merger Agreement, Merger Sub will merge with and into Target, with Target continuing as the surviving corporation in such merger and as an indirect subsidiary of the Company (the “Transaction”);

WHEREAS, on December 28, 2019, the Company entered into a debt commitment letter with the Investor (the “Debt Commitment Letter”) and related fee letters (the “Fee Letters” and, together with the Debt Commitment Letter, the “DCL”), pursuant to which the Investor agreed to provide $200,000,000 of debt financing for the Transaction subject to the terms and conditions set forth in the DCL (the “Debt Commitment”);

WHEREAS, as consideration and payment for services rendered by the Investor to the Company and its affiliates in connection with the Debt Commitment and the debt financing contemplated thereby (the “Consideration”), the Investor subscribed for from the Company, and the Company issued and sold to the Investor in exchange for the Consideration, 1,250,000 shares (the “Subscription Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), subject to the terms and conditions set forth in that certain Subscription Agreement, dated the date hereof, between the Company and Investor (the “Subscription Agreement”);

WHEREAS, pursuant to Section 5 of the Subscription Agreement, during the period beginning from the date of the Subscription Agreement and continuing to and including the date that is six months after the date thereof (the “Lock-Up Period”), the Investor agreed that, subject to certain exceptions, it will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer, assign or dispose of any of the Subscription Shares; and

WHEREAS, the Company and the other parties hereto desire to enter into this Agreement in order to set forth certain registration rights applicable to the Subscription Shares upon the expiration of the Lock-Up Period.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Article I

DEFINITIONS

1.1              Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Action” means any demand, action, claim, dispute, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Entity or any arbitration or mediation tribunal.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person; provided, however, that neither the Investor nor any of its Affiliates shall be deemed to be an Affiliate of the Company or any of its Subsidiaries for purposes of this Agreement, and neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of the Investor or any of its Subsidiaries for purposes of this Agreement. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise).

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable Law to close.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Governmental Entity” means any United States federal, state or local, or foreign, international or supranational, government, court or tribunal, or administrative, executive, governmental or regulatory or self-regulatory body, agency or authority thereof.

“Law” means any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity.

“Non-Vintage Investors” means the investors, other than the Vintage Group Members, listed on Schedule 1 to that certain Registration Rights Agreement, dated as of July 10, 2019, as amended, among the Company and the investors listed on Schedule 1 thereto.

“Parties” means the Company and each of the stockholders that are parties hereto, and each, a “Party”.

“Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or governmental or other entity.

“Registrable Shares” means, at any time, (i) the Subscription Shares and (ii) any shares of capital stock or other equity securities issued in exchange for or in substitution of a dividend or distribution on any Subscription Shares, but excluding any such Subscription Shares that have, after the date hereof, been Transferred pursuant to (a) a registration statement or valid registration exemption under, and in compliance with the requirements of, the Securities Act such that such shares are freely tradeable or (b) Rule 144 under, and in compliance with the requirements of, the Securities Act.

“Representatives” means, with respect to any Person, such Person’s officers, directors, managers, employees, financing sources, consultants, agents, financial advisors, attorneys, accountants, other advisors, Affiliates and other representatives.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities or other voting ownership interests of which is sufficient, together with any contractual rights, to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person; provided, that neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary of the Investor or any of its Subsidiaries for purposes of this Agreement.

“Transfer” means, directly or indirectly (whether by merger, operation of law or otherwise), to sell, transfer, assign or otherwise dispose of or encumber (other than as security in connection with any bona fide loan or financing transaction) any direct or indirect economic, voting or other rights in or to any Common Stock, including by means of (i) the Transfer of an interest in a Person that directly or indirectly holds such Common Stock or (ii) a hedge, swap or other derivative.

“underwritten offering” means an offering in which Securities of the Company are sold to one or more underwriters (as defined in Section 2(a)(11) of the Securities Act) for resale to the public.

“Vintage Group” means collectively, Tributum, L.P., Vintage Tributum LP, Vintage Capital Management, LLC, Samjor Family LP, Vintage RTO, L.P., Stefac LP, Brian Kahn and Lauren Kahn, as tenants by the entirety, and B. Riley FBR, Inc. and any of their respective Affiliates (excluding the Company, Franchise Group New Holdco, LLC and their respective Subsidiaries), successors and permitted assigns who hold common units of Franchise Group New Holdco, LLC, shares of the Company’s Voting Non-Economic Preferred Stock or shares of Common Stock.

“Vintage Group Member” means each member of the Vintage Group.

1.2              Other Terms. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated.

Agreement	Preamble
Blackout Period	2.2
Claim Notice	2.8(a)
Claims	2.7(a)
Closing	Recitals
Common Stock	Recitals
Company	Preamble
Consideration	Recitals
Counsel	2.4(a)(i)
DCL	Recitals
Debt Commitment	Recitals
Debt Commitment Letter	Recitals
Effective Period	2.4(a)(iii)
Fee Letters	Recitals
Indemnifying Party	2.8(a)
Investor	Preamble
Lock-Up Period	Recitals
Merger Agreement	Recitals
Merger Sub	Recitals
Parent	Recitals
Participating Investors	2.3(b)
Piggyback Registration	2.3(a)
Required Investor Information	2.5(a)
Shelf Registration Statement	2.1
Subscription Agreement	Recitals
Subscription Shares	Recitals
Target	Recitals
Transaction	Recitals

Article II

REGISTRATION RIGHTS

2.1              Shelf Registration Statement. As promptly as practicable after the date hereof, but in any event no later than the expiration of the Lock-Up Period, the Company shall prepare and file with the SEC a “shelf” registration statement on Form S-1 (or Form S-3 if the Company is eligible to use Form S-3 at such time) with respect to the offer and resale of all Registrable Shares in accordance with Rule 415, except to the extent the Company has an existing shelf registration statement covering the Common Stock which may be used for the purposes contemplated herein (such new or existing registration statement together with any additional registration statements filed to register any Registrable Shares, the “Shelf Registration Statement”). Upon becoming eligible to use Form S-3, the Company shall promptly file a Shelf Registration Statement on Form S-3, which may be in the form of a post-effective amendment to the Shelf Registration Statement on Form S-1, covering all of the then Registrable Shares and will maintain the effectiveness of the Shelf Registration Statement on Form S-3 (or such comparable or successor form) then in effect until such time as there are no Registrable Shares. The Company will use its reasonable best efforts to (i) cause the Shelf Registration Statement, when filed, to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to, and resolve all comments received from, the SEC or its staff concerning the Shelf Registration Statement, (iii) have the Shelf Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and (iv) maintain the effectiveness of (and availability for use of) the Shelf Registration Statement (including by filing any post-effective amendments thereto or prospectus supplements in respect thereof) until such time as there are no Registrable Shares. Notwithstanding the foregoing provisions of this Section 2.1, if the SEC prevents the Company from including on a registration statement any or all of the Registrable Shares to be registered pursuant to this Section 2.1 due to limitations on the use of Rule 415 of the Securities Act for the resale of Registrable Shares by the Investor, such registration statement shall register the resale of a number of Registrable Shares which is equal to the maximum number of shares as is permitted by the SEC, and the Company shall use its reasonable best efforts to register all such remaining Registrable Shares for resale as promptly as reasonably practicable in accordance with the applicable rules, regulations and guidance of the SEC.

2.2              Blackout Periods. Notwithstanding anything in Section 2.1 to the contrary, the Company shall be entitled to postpone and delay the filing or effectiveness (but not the preparation) of any registration statement or the offer or sale of any Registrable Shares thereunder (i) for reasonable periods of time in advance of the release of the Company’s quarterly and annual financial results and (ii) for reasonable periods of time, not in excess of an aggregate of ninety (90) calendar days in any twelve (12)-month period and in no event more than two times in any twelve (12)-month period (any such postponement and delay permitted by this Section 2.2 being, a “Blackout Period”), if (A) the Board of Directors determines in its good faith judgment that any such filing or effectiveness of a registration statement or the offering or sale of any Registrable Shares thereunder would (1) materially impede, materially delay or otherwise materially interfere with any pending or proposed material acquisition, disposition, corporate reorganization or other similar material transaction involving the Company as to which the Company has taken substantial steps and is proceeding with reasonable diligence to effect, (2) materially adversely affect any registered underwritten public offering of the Company’s securities for the Company’s account as to which the Company has taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering, or (3) require disclosure of material non-public information which, in the reasonable discretion of the Board of Directors, acting in good faith, would have a material adverse effect on the business, operations or management of the Company or any of its Affiliates if disclosed at such time or (B) the Board of Directors determines in its good faith judgment that the Company is required by law, rule or regulation to amend or supplement the affected registration statement or the related prospectus so that such registration statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall give written notice to the Investor of its determination to postpone or delay the filing of such registration statement or other imposition of a Blackout Period and a general statement of the reason for such deferral and an approximation of the anticipated delay; provided, further, that in the event that the Company proposes to register shares of Common Stock (other than in connection with a registered underwritten public offering of the Company’s securities for the Company’s account) during a Blackout Period, the Company shall not pursuant to this Section 2.2 be entitled to postpone or delay the filing or effectiveness of any registration statement or the offer or sale of any Registrable Shares during such Blackout Period. Upon notice by the Company to the Investor of any such determination, the Investor shall, except as required by applicable Law, keep the fact of any such notice strictly confidential, and during any Blackout Period (or until such Blackout Period shall be earlier terminated in writing by the Company), promptly halt any offer, sale, trading or transfer by it of any shares of Common Stock and promptly halt any use, publication, dissemination or distribution of any prospectus or prospectus supplement covering such Registrable Shares and, if so directed by the Company, shall deliver to the Company any copies then in its possession of any such prospectus or prospectus supplement. A deferral of the filing or effectiveness of a registration statement or other imposition of a Blackout Period pursuant to this Section 2.2 shall be lifted as soon as practicable (and in no event later than the 90th calendar day in any 12-month period), and the Company shall promptly (and in any event within five (5) Business Days) notify in writing the Investor of the termination of the Blackout Period and the absence of the circumstances giving rise to such Blackout Period.

2.3              Piggyback Registration.

(a)               Whenever the Company proposes to publicly sell or register for sale any of its securities in an underwritten offering pursuant to a registration statement under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto) (a “Piggyback Registration”), the Company shall give prompt written notice to the Investor of its intention to effect such sale or registration and, subject to Section 2.3(b) and subject to Section 5 of the Subscription Agreement, shall include in such transaction all Registrable Shares with respect to which the Company has received a written request from the Investor for inclusion therein within ten (10) Business Days after the receipt of the Company’s notice. The managing underwriter or underwriters to administer the underwritten offering pursuant to a Piggyback Registration shall be chosen by the Company in its sole discretion. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

(b)               If the managing underwriter or underwriters of any proposed underwritten offering of Registrable Shares included in a Piggyback Registration informs the Company and the Investor that, in its or their opinion, the number of Registrable Shares which the Investor intends to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the shares of Common Stock proposed to be registered by the Company shall be included therein and, if additional Registrable Shares or shares of Common Stock can be so registered, then the Registrable Shares or shares of Common Stock to be included in such underwritten offering, up to the maximum number of additional shares of Registrable Shares and Common Stock that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, shall (i) first, be allocated to the Vintage Group Members until all of the shares of Common Stock, if any, that the Vintage Group Members propose to sell have been included therein, (ii) second, and only if all the shares referred to in clause (i) of this Section 2.3(b) have been included, the number of shares of Common Stock proposed to be sold by the Investor and the Non-Vintage Investors (collectively, the “Participating Investors”), with such number to be allocated pro rata among the Participating Investors that have requested to participate in such offering based on the proportion that the number of shares of Common Stock proposed to be sold in such offering by each Participating Investor bears to the total number of shares of Common Stock proposed to be sold by all Participating Investors in such offering (provided, that any securities thereby allocated to a Participating Investor that exceed such Participating Investor’s request shall be reallocated among the remaining requesting Participating Investors in like manner) and (iii) third, and only if all of the shares of Common Stock referred to in clause (ii) of this Section 2.3(b) have been included in such Piggyback Registration, any other securities eligible for inclusion in such offering may be included therein.

(c)               No registration of Registrable Shares effected pursuant to a request under this Section 2.3 shall relieve the Company of its obligations under Section 2.1 through Section 2.2.

2.4              Registration Procedures.

(a)               Without limiting the foregoing provisions of this Agreement, in connection with each registration statement prepared pursuant to this Article II pursuant to which Registrable Shares will be offered and sold, and in accordance with the intended method or methods of distribution of the Registrable Shares as described in such registration statement, the Company shall use its reasonable best efforts to, as expeditiously as reasonably practicable:

(i)                 prepare and file with the SEC such registration statement on an appropriate registration form of the SEC and cause such registration statement to become effective under the Securities Act as promptly as reasonably practicable after the filing thereof, which registration statement shall comply as to form in all materials respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by such form to be filed therewith or incorporated by reference therein; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one counsel for the Investor (which such counsel shall be confirmed to the Company in writing (the “Counsel”)) draft copies of all such documents proposed to be filed (other than any portion thereof which contains information for which the Company has sought confidential treatment) as far in advance as reasonably practicable prior to filing (and in any event at least five (5) Business Days prior to such filing or such shorter time period as may be agreed by the Investor and the Company), which documents will be subject to the reasonable review and (except for exhibits) comment of the Investor and the Counsel and the underwriters in connection with any underwritten offering, and the Company shall reasonably consider all such comments, edits and objections and incorporate any such comments and edits proposed reasonably and in good faith prior to filing any amendment or supplement to any registration statement;

(ii)              furnish without charge to the Investor and the underwriters, if any, at least one conformed copy of the registration statement and each post-effective amendment or supplement thereto (including all schedules and exhibits but excluding all documents incorporated or deemed incorporated therein by reference, unless requested in writing by the Investor or an underwriter, except to the extent such exhibits and schedules are currently available via EDGAR and other than any portion thereof which contains information for which the Company has sought confidential treatment) and such number of copies of the registration statement and each amendment or supplement thereto (excluding exhibits and schedules) and the summary, preliminary, final, amended or supplemented prospectuses included in such registration statement as the Investor or such underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares being sold by the Investor (the Company hereby consents to the use in accordance with the U.S. securities laws of such registration statement (or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by the Investor and the underwriters, if any, in connection with the offering and sale of the Registrable Shares covered by such registration statement or prospectus);

(iii)            keep such registration statement effective and updated (including the filing of a new registration statement upon the expiration of a prior one) with respect to the disposition of all Registrable Shares subject thereto until the date on which there are no Registrable Shares (the “Effective Period”), and prepare and file with the SEC such amendments, post-effective amendments and supplements to the registration statement and the prospectus as may be necessary to maintain the effectiveness of the registration for the Effective Period) and cause the prospectus (and any amendments or supplements thereto) to be filed with the SEC;

(iv)             register or qualify the Registrable Shares covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor and any managing underwriter or underwriters may reasonably request, keep such registrations or qualifications in effect for so long as the registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary to enable the Investor or any underwriter to consummate the disposition of the Registrable Shares in such jurisdictions; provided, however, that in no event shall the Company be required to (A) qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this clause (iv), be required to be so qualified, or (B) take any action which would subject it to service of process (other than in connection with the sale of the securities covered by the registration statement) or taxation in any jurisdiction where it would not otherwise be obligated to do so, but for this clause (iv);

(v)               cause all Registrable Shares covered by such registration statement to be listed (after notice of issuance) on the New York Stock Exchange, the NASDAQ Global Select Market or on the principal securities exchange, interdealer quotation system or over-the-counter market on which Common Stock is then listed or quoted;

(vi)             promptly notify the Investor and the managing underwriter or underwriters in connection with any underwritten offering after becoming aware thereof, (A) when the registration statement or any related prospectus or any amendment or supplement thereto has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC or any U.S. state securities authority for amendments or supplements to the registration statement or the related prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (E) within the Effective Period of the happening of any event or the existence of any fact which makes any statement in the registration statement or any post-effective amendment thereto, prospectus or any amendment or supplement thereto, or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or post-effective amendment thereto or any prospectus or amendment or supplement thereto so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii)          during the Effective Period, obtain the withdrawal of any order enjoining or suspending the use or effectiveness of the registration statement or any post-effective amendment thereto or the lifting of any suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction;

(viii)        deliver to the Investor and the managing underwriter or underwriters in connection with any underwritten offering copies of all material correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement (except to the extent such correspondence is currently available via EDGAR or relates to information subject to a confidential treatment request); provided, that any such delivery, review or investigation shall not interfere unreasonably with the Company’s business;

(ix)             provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such registration statement not later than the effective date of such registration statement;

(x)               cooperate with the Investor and the managing underwriter or underwriters in connection with any underwritten offering to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold under the registration statement in a form eligible for deposit with the Depository Trust Corporation not bearing any restrictive legends (other than as required by the Depository Trust Corporation) and not subject to any stop transfer order with any transfer agent, and cause such Registrable Shares to be issued in such denominations and registered in such names as the managing underwriters in connection with such underwritten offering may request in writing or, if not an underwritten offering, in accordance with the instructions of the Investor, in each case at least two (2) Business Days prior to the closing of any sale of Registrable Shares;

(xi)             in the case of a firm commitment underwritten offering, enter into, concurrently with the Investor, an underwriting agreement customary in form and substance (taking into account the Company’s prior underwriting agreements) and reasonably acceptable to the Company for a firm commitment underwritten secondary offering of the nature contemplated by the applicable registration statement;

(xii)          obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the registration statement) in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters in connection with an offering of the nature contemplated by the applicable registration statement;

(xiii)        provide to the Counsel and to the managing underwriters in connection with any underwritten offering and no later than the time of filing of any document which is to be incorporated by reference into the registration statement or prospectus (after the initial filing of such registration statement), copies of any such document; and

(xiv)         otherwise comply with all applicable rules and regulations of the SEC and any applicable national securities exchange.

(b)               In the event that the Company would be required, pursuant to Section 2.4(a)(vi)(E) to notify the Investor or the managing underwriter or underwriters in connection with any underwritten offering of the occurrence of any event specified therein, the Company shall, subject to Section 2.4(c), as promptly as practicable, prepare and furnish to the Investor and to each such underwriter a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Shares that have been registered pursuant to this Agreement, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Investor agrees that, upon receipt of any notice from the Company pursuant to Section 2.4(a)(vi)(C), Section 2.4(a)(vi)(D) or Section 2.4(a)(vi)(E) hereof, it shall, and shall use all reasonable best efforts to cause any sales or placement agent or agents for the Registrable Shares and the underwriters, if any, to, forthwith discontinue disposition of the Registrable Shares until such Person shall have received notice from the Company that such offers and sales of the Registrable Shares may be resumed and, if applicable, such Person shall have received copies of such amended or supplemented prospectus and, if so directed by the Company, to destroy all copies, other than permanent file copies, then in its possession of the prospectus (prior to such amendment or supplement) covering such Registrable Shares as soon as practicable after the Investor’s receipt of such notice.

(c)               In the case of any Piggyback Registration, all Registrable Shares to be included in such registration shall be subject to the applicable underwriting agreement and the Investor may not participate in such registration unless the Investor agrees to sell its securities on the basis provided therein and completes and executes all questionnaires, indemnities, underwriting agreements and other documents which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be reasonably requested to register such Person’s Registrable Shares.

2.5              Obligations of the Parties.

(a)               Investor Information. The Investor shall furnish to the Company in writing such information (“Required Investor Information”) regarding the Investor, the Registrable Shares held by it and its intended method of distribution of the Registrable Shares as the Company may from time to time reasonably request in writing, and shall execute such documents in connection with such registration as may reasonably be required to effect the registration, in order for the Company to comply with its obligations under all applicable securities and other laws and to ensure that the prospectus relating to such Registrable Shares, or any amendment or supplement to a registration statement or prospectus, conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder. If the Investor fails to provide the requested information or execute such documents in connection with such registration as may reasonably be required to effect the registration within five (5) Business Days of the receipt by the Investor of such request, the Company shall be entitled to refuse to register the Investor’s Registrable Shares in the applicable registration statement. The Investor shall notify the Company as promptly as practicable of any inaccuracy or change in any Required Investor Information previously furnished by the Investor to the Company or of the occurrence of any event, in either case as a result of which any prospectus relating to the Registrable Shares contains or would contain an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in connection with any registration, and promptly furnish to the Company any additional information required to correct and update such previously furnished Required Investor Information or required so that such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)               Filing Cooperation. The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any registration statement in which any Registrable Shares held by the Investor are being included.

(c)               Holdback. If requested by the managing underwriter(s) for an underwritten offering (primary or secondary) of any equity securities (or securities convertible into or exchangeable or exercisable for equity securities) of the Company, the Investor hereby agrees not to effect any Transfer of any shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), including any sale pursuant to Rule 144 under the Securities Act, and not to effect any Transfer of any other equity security of the Company (in each case, other than as part of such underwritten public offering) during the ten (10) days prior to, and during the 90-day period (or such shorter period as the managing underwriter(s) may permit in writing) beginning on, the effective date of the related registration statement (or date of the prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such underwritten offering shall be made, provided that all of the Company’s executive officers and directors and any other holders of Common Stock who are selling shares of Common Stock in such underwritten offering enter into similar agreements for the same time period and on no less restrictive terms.

2.6              Expenses. The Company shall bear all other fees and expenses in connection with any registration statement prepared, filed or caused to become effective pursuant to this Article II, including all registration and filing fees, all printing costs and all fees and expenses of counsel and accountants for the Company and its Subsidiaries. In no event shall the Company be responsible for any underwriting, broker or similar commissions of the Investor or any legal fees or other costs of the Investor that are not described in the immediately preceding sentence.

2.7              Indemnification; Contribution.

(a)               In the event any Registrable Shares are included in a registration statement contemplated by this Agreement, the Company shall, and it hereby agrees to, indemnify and hold harmless, or cause to be indemnified and held harmless, the Investor and its officers, directors, managers, partners, employees, agents, representatives, trustees and controlling Persons, if any, in any offering or sale of the Registrable Shares, against any losses, claims, damages or liabilities in respect thereof and expenses (including reasonable fees and expenses of counsel) or Actions in respect thereof (collectively, “Claims”), to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement effected with the consent of the Company as provided herein) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company shall, and it hereby agrees to, reimburse, upon request, the Investor for any legal or other out-of-pocket fees and expenses reasonably incurred and documented by it in connection with investigating or defending any such Claims; provided, that the Company shall not be liable to the Investor (or its officers, directors, managers, partners, employees, agents, representatives, trustees and controlling Persons, if any) in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary or final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with the Required Investor Information furnished to the Company in writing by the Investor or on behalf of the Investor by any Representative of the Investor, expressly for use therein, that is the subject of the untrue statement or omission.

(b)               In the event any Registrable Shares are included in a registration statement contemplated by this Agreement, the Investor shall, and hereby agrees to indemnify and hold harmless the Company and its officers, directors, managers, employees, agents, representatives and controlling Persons, if any, in any offering or sale of its Registrable Shares against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement as provided herein), or Actions in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Investor shall, and it hereby agrees to reimburse the Company for any legal or other out-of-pocket fees and expenses reasonably incurred and documented by the Company in connection with investigating or defending any such Claims, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Required Investor Information furnished to the Company in writing by the Investor or its Representative expressly for use therein that is the subject of the untrue statement or omission; provided, however, that the liability of the Investor hereunder shall be limited to an amount equal to the dollar amount of the net proceeds actually received by the Investor from the sale of Registrable Shares sold by the Investor pursuant to such registration statement or prospectus.

(c)               The Investor and the Company agree that if, for any reason, the indemnification provisions contemplated by Section 2.7(a) or Section 2.7(b) are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the applicable offering of securities. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation in the first sentence of this Section 2.7(c) is not permitted by applicable Law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.7(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 2.7(c). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 2.8) any legal or other out-of-pocket fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Action. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the Investor shall not be liable to contribute any amount in excess of the dollar amount equal to the sum of (i) the net proceeds received by the Investor from the sale of Registrable Shares sold by the Investor pursuant to such registration statement or prospectus, minus (ii) any amounts paid or payable by the Investor pursuant to Section 2.7(b) (except in the case of fraud or willful misconduct by the Investor).

2.8              Indemnification Procedures.

(a)               If an indemnified party shall desire to assert any claim for indemnification provided for under Section 2.7 in respect of, arising out of or involving a Claim or Action against the indemnified party, such indemnified party shall notify the Company or the Investor, as the case may be (the “Indemnifying Party”), in writing of such Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”) promptly after receipt by such indemnified party of written notice of the Claim; provided, that failure to provide a Claim Notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure. The indemnified party shall deliver to the Indemnifying Party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim; provided, however, that failure to provide any such copies shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure.

(b)               The Indemnifying Party shall have the right to assume the defense of any Claim for which indemnification is being sought and if the Indemnifying Party assumes such defense, the Indemnifying Party shall employ counsel for such defense that is reasonably satisfactory to the indemnified party and shall pay all reasonable out-of-pocket fees and expenses incurred in connection with such defense. Should the Indemnifying Party so elect to assume the defense of a Claim, the Indemnifying Party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such indemnified party; or (iii) such indemnified party shall have been advised by counsel that an actual or potential conflict of interest exists if the same counsel were to represent such indemnified party and the Indemnifying Party or any other indemnified party (in which case, if such indemnified party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to not more than one local counsel that may be required in the opinion of such firm) at any time for all indemnified parties hereunder. If the Indemnifying Party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party. If the Indemnifying Party chooses to defend any Claim, the indemnified party shall reasonably cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Claim, and the indemnified party shall use reasonable best efforts to make its employees and other representatives available on a mutually convenient basis during regular business hours to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party may pay, settle or compromise a Claim without the written consent of the indemnified party, so long as such settlement includes (A) an unconditional release of the indemnified party from all liabilities and obligations in respect of such Claim, (B) does not subject the indemnified party to any injunctive relief or other equitable remedy, and (C) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

2.9              Rule 144. The Company will (i) file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, will, upon the request of the Investor, make publicly available other information), (ii) take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the SEC, (iii) provide opinion(s) of counsel as may be reasonably necessary in order for the Investor to avail itself of any such rule or regulation to allow the Investor to sell such Common Stock without registration, and (iv) remove, or cause to be removed, the notation of any restrictive legend on the Investor’s book-entry account maintained by the Company’s transfer agent, and bear all costs associated with the removal of such legend in the Company’s books. Upon the reasonable request of the Investor, the Company will deliver to the Investor a written statement as to whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such written statement.

2.10          Transfer of Registration Rights. The rights of the Investor under this Agreement may be assigned to any direct or indirect transferee (including any Affiliate) of the Investor permitted under this Agreement who agrees in writing to be subject to and bound by all the terms and conditions of this Agreement. In furtherance of the foregoing and in lieu of an assignment of rights pursuant to the foregoing sentence, if requested by the Investor in connection with any such Transfer by the Investor, the Company will enter into one or standalone registration rights agreements for the benefit of such direct or indirect transferee providing for registration rights that are substantially consistent with the rights of the Investor under this Agreement. The Company shall use its reasonable best efforts to amend or supplement the Shelf Registration Statement or related prospectus as may be necessary in order to reflect any distribution or transfer of Registrable Shares by the Investor to any of its direct or indirect equity holders that does not involve a disposition for value upon written notice by any such direct or indirect equity holder to the Company of any such distribution or transfer, provided that any such direct or indirect equity holder provides such information to the Company as may be reasonably requested to effect such amendment or supplement of the Registration Statement or related prospectus.

Article III

MISCELLANEOUS

3.1              Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given, delivered and/or provided (a) when delivered personally or when sent by email of a .pdf attachment (provided, that no notice of non-delivery is generated), or (b) on the next Business Day when dispatched for overnight delivery by Federal Express or a similar courier, in either case, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Company, to:

Franchise Group, Inc.

1716 Corporate Landing Parkway

Virginia Beach, VA 23454

Attention: General Counsel or Legal Department

with a copy to:

Troutman Sanders LLP

600 Peachtree Street, NE

Suite 3000

Atlanta, GA 30308

Email: david.ghegan@troutman.com

Attention: David W. Ghegan, Esquire

if to the Investor, to:

Kayne FRG Holdings, L.P.

1800 Avenue of the Stars, 3rd Floor

Los Angeles, CA 90067

Attention: Seth Zeleznik

Email: szeleznik@kaynecapital.com

Telephone No.: (424) 581-3809

with a copy to:

Paul Hastings LLP

515 S. Flower Street, 25th Floor

Los Angeles, CA 90071

Email: jenniferhildebrandt@paulhastings.com

Attention: Jennifer B. Hildebrandt

3.2              Waiver. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition, regardless of how long such failure continues.

3.3              Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the Parties.

3.4              Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard exclusively in the state or federal courts of the State of Delaware, and the parties irrevocably agree to jurisdiction and venue therein.

3.5              WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE PERFORMANCE OF SERVICES THEREUNDER OR RELATED THERETO. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A CLAIM, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.5.

3.6              Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

3.7              Further Action. The Parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

3.8              Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine, .PDF or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine, .PDF or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

3.9              Entire Agreement. This Agreement and the Subscription Agreement embody the entire agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

3.10          Remedies. To the fullest extent permitted by applicable Law, any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.

3.11          Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document, or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof, and references to all attachments thereto and instruments incorporated therein. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws. All references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified. When calculating the period of time before which, within which or following which, any act is to be done or step taken under this Agreement, the date that is the reference date in calculating such period will be included, and if the last day of a period measured in Business Days is a non-Business Day, the period in question will end on the next succeeding Business Day. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

3.12          Amendments. This Agreement may be amended or modified in writing by the Company and the Investor.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

COMPANY:

FRANCHISE GROUP, INC.

By:	/s/ Eric Seeton
Name: Eric Seeton
Title: Chief Financial Officer

Signature Page to Registration Rights Agreement

INVESTOR:

Kayne frg HOLDINGS, L.P.

By:

By:	/s/ Jon Levinson
Name: Jon Levinson
Title: Managing Director